[GRAPHIC OMITTED]                   Contact:   Alla Iaquinto
    APPNET                                     Media/AppNet
                                               (301) 581-2489
                                               press@appnet.com

                                               Kevin Taback
                                               Investors/AppNet
                                               (877) 551-2323
                                               ir@appnet.com


                       APPNET CONTINUES EXCEPTIONAL GROWTH
                             IN SECOND QUARTER 2000

       Revenue Doubles, Margins Improve, Momentum Builds in e-Marketplaces

Second Quarter 2000 Highlights

o Revenue of $51.2 million, up more than 100% over second quarter 1999 and up 14% sequentially, exceeding analysts' estimates

o Billable employees up nearly 9% sequentially to 965 at the end of the quarter

o Annualized revenue per billable employee up nearly 40% from last year to $220,000

o    Adjusted EBITDA up 150% from second quarter 1999 to $3.2 million

o 7 cents positive fully-taxed cash EPS, versus breakeven fully-taxed cash EPS in the second quarter of 1999

BETHESDA, MD - July 24, 2000 - AppNet, Inc. (Nasdaq: APNT), a premier provider of end-to-end e-business solutions, today announced strong second quarter financial results that demonstrate growth and expanding momentum in the execution of large B2B engagements, particularly around Internet-based e-Marketplaces.

For the three months ended June 30, 2000, revenue was $51.2 million, 104% higher than revenue of $25.1 million for the second quarter of 1999 and 14% higher than revenue of $44.7 million in the first quarter of 2000. Gross margin improved to 46.9%, an increase of 230 basis points from the first quarter of 2000 and an increase of 360 basis points from the second quarter of 1999. Earnings before interest, taxes, depreciation, amortization and stock-based and acquisition-related compensation (adjusted EBITDA) were $3.2 million, or 6.2% of revenue in the quarter. Fully-taxed (35% effective tax rate) cash EPS was 7 cents in the quarter, including expenses related to the pending merger with Commerce One (Nasdaq: CMRC), compared to breakeven cash EPS in the second quarter of 1999. These results exceeded analysts' consensus expectations.

"These stellar results demonstrate our surge of momentum as we strive to become the de facto B2B e-business solutions provider," said Ken Bajaj, chairman and CEO of AppNet. "We are now the architects of a dozen B2B e-Marketplaces, the e-business consultants to 25 of the Fortune 50 companies, and the builders of enterprise portals for global players like BP Amoco."

Recent Customer Wins and Major Announcements
In the second quarter of 2000, the company announced a string of major engagements, positioning itself as a leader in building e-Marketplaces and helping global companies become players in that exciting new business model. During the quarter, AppNet announced:

o Strategic alliances with Commerce One, eCredit, Intershop and Web Methods that strengthen its e-Marketplace solutions offering.

o The launch of ProcureZone, a B2B e-Marketplace for the $600 billion construction industry.

o The launch of TelecomSmart, a B2B e-Marketplace for small and medium businesses in the telecommunications industry.

o The selection by MortgageRamp, a GMAC company, to construct the first comprehensive commercial mortgage e-Marketplace.

o The selection by BP Amoco's natural gas and liquids division, to implement a corporate portal to create real time communications and transactions with its employees, partners, and customers.

o The receipt of 17 International Web Page Awards in recognition of its strong design and user experience capabilities, the most awarded to a single company in 2000.

o The execution of a definitive agreement to be acquired by Commerce One on June 20, 2000. The combined companies will create the first fully integrated e-commerce applications, strategy consulting, and Internet professional services firm in the industry.

"We have increased our lead in the critical B2B and e-Marketplace arenas in the second quarter of this year," concluded Mr. Bajaj. "Our pending acquisition by Commerce One positions us very well for the long-term as together we will create the backbone for B2B trade on the Internet in building the Global Trading Web."

About AppNet, Inc.

AppNet (Nasdaq: APNT) is a premier provider of end-to-end e-business solutions, from interactive marketing to back-office integration. For companies transforming themselves for the new Internet economy, the firm offers a unique mix of Internet strategy, interactive marketing, and e-business technology services. AppNet has been ranked one of the 10 largest interactive marketing agencies by Advertising Age and Brand Week, and one of the 50 largest pure Internet companies by Internet World. AppNet works with Fortune 1000 and dot.com companies. Customers include Sprint, UCCnet, ProcureZone.com, BP Amoco, Ford, Hyundai, bet.com, and NASA. For more information about how AppNet can bring the power of e-business to your business, visit http://www.appnet.com.

                                      # # #

This press release may include "forward-looking statements" for purposes of the Securities Exchange Act of 1934. All statements herein, other than those of historical fact, including statements regarding future contractual arrangements or performance, competitive strengths, and business strategy, are forward-looking. Actual results or events may differ materially from those projected in such forward-looking statements. Information regarding the factors that could cause such differences is contained in AppNet's filings with the Securities and Exchange Commission and in the Registration Statement on Form S-4 filed by Commerce One, Inc. on July 20, 2000.

AppNet, Inc.
Consolidated statements of operations
(Amounts in thousands, except per share data)


                                        -----------------------   ------------------------
                                          Three months ended          Six  months ended
                                         June 30,     June 30,     June 30,      June 30,
                                           1999         2000         1999          2000
                                        -----------------------   ------------------------
                                          Actual       Actual       Actual        Actual
                                        -----------------------   ------------------------
                                              (Unaudited)                (Unaudited)

Revenues                                $  25,063    $  51,157    $  44,706     $  95,888
Cost of revenues                           14,220       27,174       25,677        51,936
                                        -----------------------   ------------------------
Gross profit                               10,843       23,983       19,029        43,952
                                        -----------------------   ------------------------

Selling and marketing                       1,594        5,625        2,784         9,161
General and administrative                  7,957       15,203       14,711        31,500

                                        -----------------------   ------------------------
Adjusted EBITDA (a)                         1,292        3,155        1,534         3,291
                                        -----------------------   ------------------------

Stock-based and other
  acquisition-related compensation          5,464        5,439        7,951        10,555
Depreciation and amortization              15,104       14,461       27,839        29,308

                                        -----------------------   ------------------------
Loss from operations                      (19,276)     (16,745)     (34,256)      (36,572)
                                        -----------------------   ------------------------

Interest income                                 -         (744)           -        (1,617)
Interest expense                            2,479          144        3,741           311
Other expense, net                            558            -          558             -

                                        -----------------------   ------------------------
Loss before income taxes                  (22,313)     (16,145)     (38,555)      (35,266)
                                        -----------------------   ------------------------

Income taxes                                   50          122          150           392

                                        -----------------------   ------------------------
Net loss                                $ (22,363)   $ (16,267)   $ (38,705)    $ (35,658)
                                        =======================   ========================

Dividends on and accretion
  of preferred stock                       (1,100)           -       (2,139)            -

                                        -----------------------   ------------------------
Net loss attributable
  to common stockholders                $ (23,463)   $ (16,267)   $ (40,844)    $ (35,658)
                                        =======================   ========================

                                        -----------------------   ------------------------
Basic and diluted net
  loss per common share                 $   (1.09)   $   (0.48)   $   (1.97)    $   (1.05)
                                        =======================   ========================

                                        -----------------------   ------------------------
Weighted average common
  shares outstanding                       21,580       34,068       20,681        33,955
                                        =======================   ========================

                                        -----------------------   ------------------------
Cash net income (loss) (b)              $  (1,795)   $   3,633    $  (2,915)    $   4,205
                                        =======================   ========================

                                        -----------------------   ------------------------
Cash net income (loss) per share        $   (0.08)   $    0.11    $   (0.14)    $    0.12
                                        =======================   ========================


(a)  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation
     and   amortization   and   stock-based   and   other    acquisition-related
     compensation.

(b)  Cash net income (loss) is defined as net income (loss) before  depreciation
     and   amortization   and   stock-based   and   other    acquisition-related
     compensation.

AppNet, Inc.
Condensed consolidated balance sheets
(Amounts in thousands)


                                                 --------------   -------------
                                                    12/31/99         6/30/00
                                                 --------------   -------------
                                                                   (Unaudited)
Current assets
Cash and cash equivalents                           $  66,549        $  41,178
Accounts receivable, net                               31,661           47,576
Other current assets                                    1,300            3,344
                                                 -------------    -------------
     Total current assets                              99,510           92,098
                                                 -------------    -------------

Property and equipment, net                             8,958           14,800
Intangible assets, net                                 97,247           70,477
Other assets                                            2,111            5,033

                                                 -------------    -------------
Total assets                                        $ 207,826        $ 182,408
                                                 =============    =============


Total current liabilities                           $  38,204        $  38,153

Long-term debt and other liabilities                    4,780            4,926

                                                 -------------    -------------
Total liabilities                                      42,984           43,079
                                                 -------------    -------------

Stockholders' equity                                  164,842          139,329

Total liabilities, redeemable stock and          -------------    -------------
     stockholders' equity                           $ 207,826        $ 182,408
                                                 =============    =============